Exhibit 12.1

May 20, 2021

Board of Directors

Triangle Canna Corp.

8430 Rovana Circle, Suite C

Sacramento, California 95828

RE:	Triangle Canna Corp. Opinion Letter

Gentlemen:

We have acted as counsel to Triangle Canna Corp., a Nevada corporation (the “Company”), in connection with the Offering Statement on Form 1-A (the “Offering Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the initial public offering of up to 100,000,000 shares of class A common stock, par value $0.0001 per share. Capitalized terms that are used but not defined herein shall have the meanings ascribed to them in the Offering Statement.

In connection with our opinion, we have examined the Offering Statement, including the exhibits thereto (without rendering any opinion with respect thereto) and such other documents, corporate records and instruments, and have examined such laws and regulations, as we have deemed necessary for the purposes of this opinion. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the legal capacity of all-natural persons. As to matters of fact material to our opinions in this letter, we have relied on certificates and statements from officers of the Company, public officials and other appropriate persons.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that all of the securities being registered in the Offering Statement and issuable by the Company, upon issuance pursuant to the Offering Statement, will be validly issued, fully paid and non-assessable.

The foregoing opinions are limited to the laws of the State of Nevada, and we express no opinion as to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 12.1 to the Offering Statement filed as of the date hereof and to the reference to us under the caption “Legal Matters” in the prospectus contained in the Offering Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

By:	/s/ Silver State Legal
Silver State Legal